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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 18, 2003

                          SATCON TECHNOLOGY CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


          1-11512                                         04-2857552
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   (Commission File Number)                (I.R.S. Employer  Identification No.)


      161 First Street
  Cambridge, Massachusetts                                  02142-1228
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(Address of Principal Executive Offices)                    (Zip Code)


                                 (617) 661-0540

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              (Registrant's telephone number, including area code)

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      This Current Report on Form 8-K is filed by SatCon Technology Corporation, a Delaware corporation (the "Registrant"), in connection with the matters described herein.

ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE.

      Pursuant to Rule 135c of the Securities Act of 1933, as amended (the "Securities Act"), the full text of a press release issued by the Registrant on February 18, 2003 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

      On February 18, 2003, the Registrant announced that it has finalized a $4 million financing transaction. As part of this transaction, the Registrant is raising approximately $3.2 million of equity capital through the issuance of
253.8 shares of its Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), and warrants to purchase up to 2,538,000 shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock"), from approximately 20 accredited investors. The terms of the transaction also contemplate that an additional $832,500 will be raised through the sale of secured convertible subordinated debentures once a registration statement filed with the Securities and Exchange Commission (the "Commission") registering all of the underlying equity securities in the financing is declared effective, stockholder approval of the transaction is obtained and certain other closing conditions are satisfied. As of February 18, 2003, approximately $2.3 million had been funded, and the Registrant anticipates that the balance of the equity portion of the transaction will be funded by February 21, 2003.

      In connection with the equity portion of the financing, the Registrant issued shares of Series A Preferred Stock for $12,500 per share. The Series A Preferred Stock is convertible into a number of shares of Common Stock equal to $12,500 divided by the conversion price of the Series A Preferred Stock, which is initially $1.25. The total number of shares of Common Stock initially issuable upon conversion of the shares of Series A Preferred Stock issued and sold is 2,538,000. The Series A Preferred Stock accrues dividends of 10% per annum, increasing to 12% per annum on January 1, 2004. The dividend for the first year was paid at closing in shares of Common Stock, valued based on the average of the closing bid and ask price of the Common Stock on The NASDAQ National Market for the five trading days preceding February 18, 2003. All further dividends will be paid on a quarterly basis. The Registrant may opt to pay these dividends in cash or in shares of Common Stock.

      As part of the equity portion of the financing, the Registrant also issued warrants to purchase up to 2,538,000 shares of Common Stock. Warrants to purchase up to 1,269,000 shares of Common Stock are exercisable for a five-year term and have an initial exercise price of $1.50 per share, and warrants to purchase up to 1,269,000 shares of Common Stock are exercisable for one business day after the date of their issuance and have an exercise price of $0.01 per share.

      The secured convertible subordinated debentures will initially be convertible at a conversion price per share of $1.25 into 666,000 shares of Common Stock. As part of the debt portion of the financing, the Registrant will be obligated to issue warrants to purchase up to


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666,000 shares of Common Stock. Warrants to purchase up to 333,000 shares of
Common Stock will be exercisable for a five-year term and will have an initial exercise price of $1.50 per share, and warrants to purchase up to 333,000 shares of Common Stock will be exercisable for one business day after the date of their issuance and will have an exercise price of $0.01 per share.

      If the Registrant issues shares of Common Stock at a purchase price below the conversion price of the Series A Preferred Stock or the exercise price of the warrants issued in connection with the sale of the Series A Preferred Stock, the conversion price and the exercise price, as applicable, will be adjusted on a weighted average basis. If, following the debt portion of the financing, the Registrant issues shares of Common Stock at a purchase price below the conversion price of the secured convertible subordinated debentures or the exercise price of the warrants issued in connection with the sale of the debentures, the conversion price and the exercise price, as applicable, will be adjusted on a weighted average basis.

      If the Registrant makes certain offers or sales to, or exchanges with (or other types of distribution to) any third party of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including debt securities so convertible, in a private transaction on or before February 18, 2004, holders of shares of the Series A Preferred Stock and holders of the debentures will have a right of first offer to purchase all or part of that financing. In addition, if the Registrant makes certain offers or sales to, or exchanges with (or other types of distribution to) any third party of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including debt securities so convertible, in a private transaction on or before February 18, 2005 on terms more favorable than the Series A Preferred Stock or the debentures, holders of shares of the Series A Preferred Stock or debentures, as applicable, will have the right to exchange their shares of Series A Preferred Stock or debentures, and any dividends or interest accrued and unpaid thereon, for the type of the securities issued and sold in that financing.

      Beginning at least 90 days following the effective date of the registration statement registering the underlying securities, the Series A Preferred Stock and the debentures will automatically be converted into Common Stock if certain conditions are met, including if the average of the closing bid and ask price of the Common Stock exceeds $2.50 for a period of 20 consecutive trading days.

      H.C. Wainwright & Co., Inc. ("HCW") served as the Registrant's placement agent for the transaction. As part of its commission, HCW will receive a cash placement fee equal to 7% of any gross proceeds received by the Registrant in connection with the financing. As its cash placement fee in connection with the equity portion of the financing, HCW received approximately $228,000 (including reimbursement of out-of-pocket expenses) from the gross proceeds received by the Registrant. HCW will also receive a cash placement fee of 4% of the aggregate consideration received by the Registrant in connection with the cash exercise of warrants issued to the investors in the financing. In connection with the debt portion of the financing, the Registrant has agreed with HCW to issue a warrant to purchase shares of Common Stock in lieu of the 7% cash payment fee described above. In addition, HCW or its assigns will receive warrants, with an exercise price of $0.01, to purchase the number of shares of Common Stock equal to 3% of the underlying Common Stock issued or to be issued in the financing. These warrants will be immediately exercisable and will expire eighteen months after the date of issuance.

      The Registrant also will be required to pay placement agent fees to J.P. Turner & Company, LLC ("J.P. Turner") in connection with one investor in the financing introduced to the Registrant by J.P. Turner (the "J.P. Turner Investor"). Upon each closing with respect to the J.P. Turner Investor, J.P. Turner is entitled to (i) a cash fee equal to 9% of the gross proceeds of the investment by the J.P. Turner Investor and (ii) a warrant to purchase the number of shares of Common Stock equal to 4% of the gross proceeds of the investment by the J.P. Turner Investor. In the event that the cash placement fee described above is less than $100,000, the Registrant has separately agreed to enter into an agreement with J.P. Turner for certain consulting services that will result in a minimum of $100,000 to be paid by the Registrant to J.P. Turner, reduced by the amount of the cash placement fee described above. This warrant will be immediately exercisable and will expire three years after the date of issuance. The exercise price per share of the warrant will be 120% of the closing bid price of the Common Stock on the date of the closing.

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      The securities described herein will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

      The foregoing summary description of the terms of the securities issued by the Registrant is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

      This report may contain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Registrant's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in Exhibit 99.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended December 28, 2002 on file with the Commission and are incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits.

      The exhibits to this report are listed in the Exhibit Index set forth on page 6 hereof.


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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SATCON TECHNOLOGY CORPORATION


Date: February 19, 2003             By:  /s/ Ralph M. Norwood
                                         ---------------------------------------
                                    Ralph M. Norwood
                                    Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX



Exhibit
Number            Description
-------           -----------

3.1 Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-49286).

3.2 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 12, 1997, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997 (File No. 1-11512).

3.3 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 17, 1999, is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25, 1999 (File No. 1-11512).

3.4 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 15, 2000, is incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2000 (File No. 1-11512).

3.5 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 4, 2001, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2001 (File No. 1-11512).

3.6 Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the Registrant, dated as of February 14, 2003.

10.1 Series A Convertible Preferred Stock Purchase Agreement, dated as of February 18, 2003, by and among the Registrant and the purchasers set forth on EXHIBIT A thereto.

10.2 Registration Rights Agreement, dated as of February 18, 2003, by and among the Registrant and the purchasers listed on
                  SCHEDULE I thereto.


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10.3              Form of Series A Warrant to purchase shares of Common Stock of the Registrant issued on February 18, 2003 in connection with the sale of the Series A Convertible Preferred Stock.

10.4 Form of Series B Warrant to purchase shares of Common Stock of the Registrant issued on February 18, 2003 in connection with the sale of the Series A Convertible Preferred Stock.

10.5 Note and Warrant Purchase Agreement, dated as of February 18, 2003, by and among the Registrant and the purchasers set forth on EXHIBIT A thereto.

10.6 Registration Rights Agreement (for convertible notes), dated as of February 18, 2003, by and among the Registrant and the purchasers listed on SCHEDULE I thereto.

10.7 Form of Secured Convertible Promissory Note to be issued by the Registrant pursuant to Note and Warrant Purchase Agreement, dated as of February 18, 2003, by and among the Registrant and the purchasers set forth on EXHIBIT A thereto.

10.8 Security Agreement, dated as of February 18, 2003, made by the Registrant in favor of each of the Secured Parties whose names are set forth on EXHIBIT A thereto.

10.9 Letter Agreement, dated February 12, 2003, by and between the Registrant and Silicon Valley Bank.

99.1              Press Release dated February 18, 2003.


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